UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2007

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)	55426 (Mail: 55440)
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Financial Officer

On August 1, 2007, General Mills, Inc. (the “Company”) issued a press release stating that James A. Lawrence, Vice Chairman and Chief Financial Officer of the Company, has announced that he is retiring from the Company and will be accepting a senior-level position with another major international firm. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Appointment of New Principal Financial Officer and Principal Accounting Officer

With the retirement of Mr. Lawrence, Donal L. Mulligan, formerly the Company’s Senior Vice President, Financial Operations, has been elected Executive Vice President and Chief Financial Officer of the Company effective August 1, 2007 and has become the Company’s principal financial officer.

Mr. Mulligan, age 46, joined General Mills in 1998. He served as Chief Financial Officer of General Mills International until 2004, when he was named Vice President, Finance for General Mills’ Technical Community. He was appointed Vice President and Treasurer of General Mills in January 2006 and was named Senior Vice President, Financial Operations, in July 2007. From 1987 to 1998, Mr. Mulligan worked at PepsiCo, holding several international positions.

Kenneth L. Thome, who since 1993 has served as the Company’s Senior Vice President, Financial Operations, has agreed to postpone his previously announced retirement. He will serve as Senior Vice President, Deputy Chief Financial Officer, and will continue to serve as the Company’s principal accounting officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of General Mills, Inc. dated August 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 1, 2007

GENERAL MILLS, INC.
By:	/s/ Siri S. Marshall
Name: Siri S. Marshall Title: Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of General Mills, Inc. dated August 1, 2007.